UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/04/2008

JMP Group Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33448

Delaware	20-1450327
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

415-835-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Effective December 4, 2008, Joseph A. Jolson, the Company's Chief Executive Officer has adopted a prearranged trading plan (the "Plan") in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to purchase shares of common stock of the Company on behalf of Joseph A. Jolson 1991 Trust dtd 6/4/91, of which Mr. Jolson is the trustee (the "1991 Trust") from time to time. The Plan specifies the timing and market prices for the sales, subject to the terms and conditions of the Plan. Mr. Jolson will have no control over the timing of the stock purchases under the Plan. The Plan is scheduled to terminate on May 15, 2009. The Plan is intended to comply with Rule 10b5-1 of the Exchange Act, and the Company's insider trading policy. This Plan will permit purchases by the 1991 Trust at such times that the Company's Section 16 officers would not otherwise be able to effect transactions in the Company's securities. We are furnishing this information under Item 8.01 of Form 8-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group Inc.

Date: December 04, 2008	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Chief Legal Officer